                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 21, 2004

                             ----------------------

                              ALLEGHANY CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                     1-9371                 51-0283071
----------------------------  -----------------------   --------------------
(State or other jurisdiction  (Commission File Number)     (IRS Employer
   of incorporation)                                     Identification No.)


              375 Park Avenue, Suite 3201
                   New York, New York                        10152
        ----------------------------------------           ----------
        (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code (212) 752-1356

Item 1.01  Entry into a Material Definitive Agreement.

    1. On December 21, 2004, pursuant to the terms of the employment agreement between Alleghany Corporation (the "Company") and Weston Hicks dated October 7, 2002, and as a result of Mr. Hicks being elected chief executive officer of the Company effective December 31, 2004, Mr. Hicks was granted a restricted stock award of 26,010 shares of Common Stock (as adjusted for stock dividends paid since the date of the employment agreement) under the Company's 2002 Long-Term Incentive Plan (the "Plan"), which will vest upon the Company's achievement of specified levels of average annual compound growth in stockholders' equity per share as measured over the period commencing January 1, 2005 and ending on December 31, 2008, 2009, 2010 or 2011, or as measured over the period commencing January 1, 2005 and ending on December 31, 2012, 2013 or 2014. If the performance goals are not achieved as of December 31, 2014, Mr. Hicks will forfeit all of the restricted shares. If Mr. Hicks's employment with the Company is terminated for any reason prior to the occurrence of any vesting date, he shall forfeit his interest in any restricted shares that have not yet vested; however, if the Company terminates Mr. Hicks's employment after December 31, 2006 other than for cause or total disability, and the second performance goal set forth above has been satisfied in all respects except for the passage of the required period of time, that number of restricted shares equal to 26,010 multiplied by a fraction, the numerator of which is the number of full calendar years beginning January 1, 2005 and ending on or before the date of such termination, and the denominator of which is ten, will vest.

    2. Consistent with the practice of granting performance shares on an annual basis, on December 21, 2004 the Compensation Committee of the Board of Directors of the Company awarded to the executive officers of the Company performance shares under the Plan. Each such performance share entitles the recipient thereof to a payout of cash and/or Common Stock (in such proportion as determined by the Compensation Committee) up to a maximum amount equal to the fair market value on the date of payout of one and one-half shares of Common Stock. The amount of any payout of such performance shares is measured by average annual compound growth in the Company's Book Value Per Share over the 2005-2008 award period; Book Value Per Share is the fully diluted stockholders' equity per share of the Company's Common Stock determined in accordance with generally accepted accounting principles, less all costs resulting from awards under the Plan and the Company's 1993 Long-Term Incentive Plan. Pursuant to the terms of the performance shares, in the event of certain transactions involving the Company, various aspects of the performances shares awarded to each executive officer may be equitably adjusted so that performance shares payable following the transaction shall equal, as nearly as possible, the performance shares which would have been payable in the absence of such transaction. Except as the Compensation Committee may otherwise determine, payouts in full are conditional upon a recipient's remaining in the employ of the Company throughout the award period.

                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                     ALLEGHANY CORPORATION


                                                    /s/ Peter R. Sismondo
                                                    ----------------------
                                                By: Peter R. Sismondo
                                                    Vice President,
                                                    Controller,
                                                    Treasurer and Assistant
                                                        Secretary


Date: December 28, 2004